CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into Specialized Health Products International, Inc.'s previously filed Registration Statement on Form S-3 File No. 333-23535.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
  March 25, 1998